                            Schedule 14A Information
      Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
                                  Act of 1934


                  Filed by the Registrant [X]

                  Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant toss.240.14a-12.

--------------------------------------------------------------------------------
                           NEOMEDIA TECHNOLOGIES, INC.
                (Name of Registrant as Specified In Its Charter)
--------------------------------------------------------------------------------

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1)       Title of each class of securities to which transaction applies:

    ----------------------------------------------------------------------------
    2)       Aggregate number of securities to which transaction applies:

    ----------------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    ----------------------------------------------------------------------------
    4)       Proposed maximum aggregate value of transaction:

    ----------------------------------------------------------------------------
    5)       Total fee paid:

    ----------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)       Amount Previously Paid:

    ----------------------------------------------------------------------------
    2)       Form, Schedule or Registration Statement No.:

    ----------------------------------------------------------------------------
    3)       Filing Party:

    ----------------------------------------------------------------------------
    4)       Date Filed:

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

                                                                PRELIMINARY COPY

                           NEOMEDIA TECHNOLOGIES, INC.


                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                                November 26, 2001


To the Stockholders:

         A Special Meeting of Stockholders of NeoMedia Technologies, Inc., a Delaware corporation (the "Company"), will be held at the offices of the Company, 2201 Second Street, Suite 600, Fort Myers, Florida 33901-3083, on November 26, 2001, at 8:00 A.M., Eastern Time, for the following purposes:

         (1) To approve an amendment to the certificate of incorporation of the Company to increase the authorized capitalization of the Company from 50,000,000 shares of common stock, par value $.01 per share (the "Common Stock"), and 10,000,000 shares of undesignated preferred stock, par value $.01 per share (the "Preferred Stock"), to 100,000,000 shares of Common Stock and 25,000,000 shares of undesignated Preferred Stock;

         (2) To approve the issuance and sale in transactions exempt from the registration requirements of the Securities Act of 1933, as amended, of an aggregate of 19,000,000 shares of the common stock, par value $0.01 per share (the "Common Stock"), of the Company to a number of individuals who qualify as "accredited investors," as defined in Regulation D under such Act, in exchange for limited recourse promissory notes in the amount of $0.08 per share (accruing interest at a pre-default rate of 6% per annum, maturing three months from date of issuance, with a proportionate mandatory prepayment requirement upon a sale of the shares purchased thereby and with cancellation of the shares purchased thereby as the Company's sole remedy), and to approve the issuance and sale on such basis of up to 10,000,000 shares of Common Stock on such terms to "accredited investors" within six months after the date of the Special Meeting of Stockholders; and

         (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

         Only stockholders of record at the close of business on October 23, 2001, will be entitled to notice of, and to vote at, the meeting or any adjournments thereof.

         If you cannot personally attend the meeting, it is requested that you promptly fill in, sign, and return the proxy submitted to you herewith.

                                    By order of the Board of Directors,

                                    William E. Fritz
                                    Secretary

Dated: October 24, 2001

                           NEOMEDIA TECHNOLOGIES, INC.

                                 PROXY STATEMENT


         This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of NeoMedia Technologies, Inc., a Delaware corporation (the "Company"), to be voted at a Special Meeting of Stockholders (the "Meeting") scheduled to be held at the offices of the Company, 2201 Second Street, Suite 600, Fort Myers, Florida 33901-3083 on November 26, 2001, at 8:00 a.m., Eastern Time, and at any adjournments thereof.

         Only stockholders of record as of the close of business on October
23, 2001, are entitled to notice of, and to vote at, the Meeting or any adjournment thereof. On that date, the Company had outstanding 17,446,343 shares of common stock, par value $0.01 per share (the "Common Stock"). The presence in person or by proxy of the holders of a majority of such shares shall constitute a quorum for the transaction of business at the Meeting. Each share is entitled to one vote.

         Each form of proxy which is properly executed and returned to the Company will be voted in accordance with the directions specified thereon, or, if no directions are specified, will be voted (i) FOR the increase in the authorized capitalization of the Company from 50,000,000 shares of Common Stock and 10,000,000 shares of undesignated preferred stock, par value $.01 per share (the "Preferred Stock"), to 100,000,000 shares of Common Stock and 25,000,000 shares of undesignated Preferred Stock, and (ii) FOR the approval of the issuance and sale in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), of an aggregate of 19,000,000 shares of Common Stock to a number of individuals who qualify as "accredited investors," as defined in Regulation D under the Securities ActAct, in exchange for limited recourse promissory notes in the amount of $0.08 per share (accruing interest at a pre-default rate of 6% per annum, maturing three months from date of issuance, with a proportionate mandatory prepayment requirement upon a sale of the shares purchased thereby, and with cancellation of the shares purchased thereby as the Company's sole remedy) and to approve the issuance and sale on such basis of up to 10,000,000 additional shares of Common Stock on such terms to "accredited investors" within six months after the date of the Special Meeting of Stockholders. Any stockholder giving a proxy may revoke it at any time before it is exercised. Such revocation may be effected by voting in person or by proxy at the Meeting, by returning to the Company prior to the Meeting a proxy bearing a later date, or by otherwise notifying the Secretary of the Company in writing prior to the Meeting.

         The address of the Company's executive offices is 2201 Second Street, Suite 600, Fort Myers, Florida 33901-3083 and its telephone number is (941) 337-3434. This proxy statement and the accompanying proxy are first being distributed to the stockholders of the Company on or about November 8, 2001.

         The cost of soliciting proxies will be borne by the Company. In addition to the use of the mail, proxies may be solicited personally, or by telephone or telegraph, by officers, directors and regular employees of the Company, who will not be specifically compensated for this purpose. The Company will also request record holders of Common Stock who are securities brokers, custodians, nominees, and fiduciaries to forward soliciting material to the beneficial owners of such stock, and will reimburse such brokers, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in forwarding soliciting material.

         STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS AND OTHERS

         The following table sets forth certain information regarding beneficial ownership of the Common Stock as of September 30, 2001 (i) by each person or entity known by the Company to own beneficially more than five percent of the outstanding Common Stock, (ii) by each of the Company's directors, (iii) by each executive officer of the Company named below, and (iv) by all executive officers and directors of the Company as a group.

---------------------------------------- -------------------------------------- --------------------------------------
NAME OF BENEFICIAL OWNER                 AMOUNT AND NATURE OF BENEFICIAL        PERCENT OF CLASS(1)
                                         OWNERSHIP(1)
---------------------------------------- -------------------------------------- --------------------------------------
Charles W. Fritz(2)(3)                   2,638,755                              15.1%
---------------------------------------- -------------------------------------- --------------------------------------
Fritz Family Limited Partnership(2)(4)   1,511,742                              8.7%
---------------------------------------- -------------------------------------- --------------------------------------
Chandler T. Fritz 1994 Trust(2)(5)(6)    58,489                                 *
---------------------------------------- -------------------------------------- --------------------------------------
Charles W. Fritz 1994 Trust(2)(5)(7)     58,489                                 *
---------------------------------------- -------------------------------------- --------------------------------------
Debra F. Schiafone 1994 Trust(2)(5)(8)   48,489                                 *
---------------------------------------- -------------------------------------- --------------------------------------
William and Edna Fritz(4)(5)             366,310                                2.1%
---------------------------------------- -------------------------------------- --------------------------------------
Charles T. Jensen(2)(10)                 387,686                                2.2%
---------------------------------------- -------------------------------------- --------------------------------------
John Lopiano(11)                         137,000                                *
---------------------------------------- -------------------------------------- --------------------------------------
A. Hayes Barclay(12)(14)                 126,000                                *
---------------------------------------- -------------------------------------- --------------------------------------
James J. Keil(13)(15)                    139,800                                *
---------------------------------------- -------------------------------------- --------------------------------------
Paul Reece(9)(16)                        127,000                                *
---------------------------------------- -------------------------------------- --------------------------------------
   All executive officers and directors  5,539,760                              31.8%
   as a group (7 persons)(17)
---------------------------------------- -------------------------------------- --------------------------------------
Digital Convergence Corporation          1,400,000                              8.0%
---------------------------------------- -------------------------------------- --------------------------------------
Qode.com, Inc.                           1,676,500                              9.6%
---------------------------------------- -------------------------------------- --------------------------------------
   Total amount of shares held by group  8,676,260
---------------------------------------- -------------------------------------- --------------------------------------


* less than one percent of issued and outstanding shares of Common Stock of the Company

1. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes generally voting power and/or investment power with respect to securities. Options to purchase shares of Common Stock currently exercisable or exercisable within sixty days of September 30, 2001 are deemed outstanding for computing the beneficial ownership percentage of the person holding such options but are not deemed outstanding for computing the beneficial ownership percentage of any other person. Except as indicated by footnote, to the knowledge of the Company, the persons named in the table above have the sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

2. c/o NeoMedia Technologies, Inc. 2201 Second Street, Suite 600 Fort Myers, FL 33901

3. Charles W. Fritz, Chief Executive Officer, President and Chairman of the Board of Directors of the Company, may be deemed to be a parent and promoter of the Company, as those terms are defined in the Securities Act of 1933, as amended. Shares beneficially owned include (i) 400 shares of Common Stock (100 shares owned by each of Mr. Charles W. Fritz's four minor children for an aggregate of 400 shares), (ii) 639,600 shares of Common Stock issueable upon exercise of two separate warrants to purchase Common Stock which are currently exercisable, (iii) 529,800 shares of common stock issueable upon exercise of options granted under the Company's 1998 Employee Stock Option Plan, (iv) 42,286 shares of Common Stock owned by Mr. Charles W. Fritz directly, and (v) 1,542,969 shares of Common Stock held by the CW/LA II Family Limited Partnership, a family limited partnership for the benefit of Mr. Charles W. Fritz's family.

4. William E. Fritz, Secretary and a director of the Company, and his wife, Edna Fritz, are the general partners of the Fritz Family Limited Partnership and therefore each are deemed to be the beneficial owner of the 1,511,742 shares held in the Fritz

Family Partnership. As Trustee of each of the Chandler R. Fritz 1994 Trust, Charles W. Fritz 1994 Trust and Debra F. Schiafone 1994 Trust, William E. Fritz is deemed to be the beneficial owner of the shares of the Company held in each trust. Accordingly, Mr. William E. Fritz is deemed to be the beneficial owner of an aggregate of 2,043,519 shares (165,467 of which as a result of being trustee of the Chandler T. Fritz 1994 Trust, Charles W. Fritz 1994 Trust and Debra F. Schiafone 1994 Trust, 1,511,742 shares as a result of being co-general partner of the Fritz Family Partnership, 268,787 shares owned by Mr. William E. Fritz or his spouse, 12,523 shares to be issued upon the exercise of warrants held by Mr. William E. Fritz or his spouse and 85,000 shares to be issued upon the exercise of options held by Mr. Fritz or his spouse). Mr. William E. Fritz may be deemed to be a parent and promoter of the Company, as those terms are defined in the Securities Act.

5. William E. Fritz is the Trustee of this Trust and therefore is deemed to be the beneficial owner of such shares.

6. Chandler T. Fritz, son of William E. Fritz, is primary beneficiary of this trust.

7. Charles W. Fritz, son of William E. Fritz and President and Chief Executive Officer of the Company, is primary beneficiary of this trust.

8. Debra F. Schiafone, daughter of William E. Fritz, is primary beneficiary of this trust.

9. Represents options granted under the Company's 1996 and 1998 Stock Option Plans, which are currently exercisable.

10. Includes 386,186 shares of common stock issueable upon exercise of options granted under the Company's 1996 and 1998 stock option plans.

11. Includes 121,000 shares of common stock issueable upon exercise of options granted under the Company's 1996 and 1998 stock option plans. Current director not standing for re-election.

12. Includes 106,000 shares of common stock issueable upon exercise of options granted under the Company's 1996 and 1998 stock option plans.

13. Includes 65,000 shares of common stock issueable upon exercise of options granted under the Company's 1996 and 1998 stock option plans. (footnotes continued on next page) 5

14. c/o Barclay & Damisch Ltd. 115 West Wesley Street Wheaton, IL 60187

15. c /o Keil & Keil Associates 733 15th Street, N.W. Washington, DC 20005

16. c/o 380 Gulf of Mexico Drive Long Boat Key, FL 34228

17. Includes an aggregate of 1,514,786 currently exercisable options to purchase shares of Common Stock granted under the Company's 1996 Stock Option Plan and 1998 Stock Option Plan and 426,523 currently exercisable warrants to purchase shares of Common Stock.

                    AMENDMENT OF CERTIFICATE OF INCORPORATION

Background

         The Board of Directors of the Company has unanimously declared it advisable and unanimously recommends to the Company's stockholders that the certificate of incorporation of the Company be amended (the "Amendment") by amending Article IV thereof to be and read in its entirety as follows:

         "Article IV.  Authorized Shares.

                  A. The aggregate number of shares which the Corporation shall have authority to issue is 125,000,000, of which 25,000,000 shares of the par value of $0.01 per share shall be designated "Preferred Shares" and 100,000,000 shares of the par value of $0.01 per share shall be designated 'Common Shares.'

                  B. (1) Authority is hereby expressly granted to the Board of Directors of the Corporation from time to time to issue the Preferred Shares as Preferred Shares of any series and to declare and pay dividends thereon in accordance with the terms thereof and, in connection with the creation of each such series, to fix by the resolution or resolutions providing for the issue of shares thereof, the number of shares of such series, and the designations, powers, preferences, and rights (including voting rights), and the qualifications, limitations, and restrictions, of such series, to the full extent now or hereafter permitted by the laws of the State of Delaware.

                     (2) Authority is hereby expressly granted to the Executive Committee of the Board of Directors of the Corporation from time to time to issue the Preferred Shares as Preferred Shares of any series and to declare and pay dividends thereon in accordance with the terms thereof and, in connection with the creation of each such series, to fix by the resolution or resolutions providing for the issue of shares thereof, the number of shares of such series, and the designations, powers, preferences, and rights (including voting rights), and the qualifications, limitations, and restrictions, of such series, to the full extent now or hereafter permitted by the laws of the State of Delaware."

         The Board of Directors proposes that the stockholders adopt the amendment in order to permit the Company to take advantage of financing and acquisition transactions in the marketplace notwithstanding the recent declines in the market value of the Company's securities, as well as such declines in market value of publicly traded securities generally.

Required Vote

         Approval of the Amendment requires the affirmative vote of the holders of at least a majority of the shares of Common Stock that are issued and outstanding as of the record date.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION.

                        ISSUANCE AND SALE OF COMMON STOCK

Background

         Since the company's initial public offering in November, 1996, the Company has completed several additional private financings to provide working capital. Since March 2000, the capital markets in the United States have experienced a substantial general decline in the market value of equity securities of companies, especially technology companies, including the Company. As a result of such decline, as well as general market instability since such time, the ability of the Company to complete additional sales of securities exempt from the registration requirements of the Federal securities laws has been severely limited. Accordingly, the working capital deficit of the Company has increased from $1,667,000 at December 31, 1999 to $2,316,000 at June 30, 2001.

         On September 25, 2001, the Company entered into a financial advisory with SBI E2-Capital (USA), Inc., a member of SoftBank Investment Group ("SBI"), pursuant to which SBI has assisted the Company in identifying a number of individual investors, each qualifying as an "accredited investor," as defined in Regulation D, who in aggregate are expected to subscribe for 19,000,000 shares of Common Stock for $0.08 per share in private transactions registration requirements of the Federal securities laws. These shares will be purchased by means of limited recourse promissory notes issued to the Company by the respective subscriber in principal amounts equal to their respective total share purchase prices. The promissory notes, which will mature within three months of issuance, will accrue interest at a pre-default rate of 6% per annum and a post-default rate of 12% per annum. Each promissory note will provide for a mandatory prepayment toward the principal amount of such promissory note upon any sale of the shares purchased with such promissory note, in an amount equal to $0.08 per share sold. The Company's sole remedy in the event of a default under any such promissory note (whether a default in payment or otherwise), will be to cancel the shares purchased in consideration of such promissory note. To date, 3,000,000 of these shares have been subscribed for by accredited investors, representing less than 20% of the outstanding stock of the Company. As it is unknown when or if the conditions currently prevalent in the capital markets in the United States will improve, the Company, in accordance with the rules of the Nasdaq Stock Market, Inc., seeks the approval of the stockholders to sell up to such 19,000,000 shares (the "Offered Shares") of Common Stock in such transactions in order to provide the Company with sufficient working capital to continue to effectuate its business plan, as well as to have the authority to issue and sell on such basis up to an additional 10,000,000 shares of Common Stock on such terms to "accredited investors" within six months after the date of the Meeting. Immediately following such issuance, such 19,000,000 shares will represent in the aggregate 52.1% of the outstanding Common Stock and such 29,000,000 shares will represent, in the aggregate, 62.4% of the outstanding Common Stock.

         The Company believes that its available capital resources, together with anticipated revenues from operations, will be sufficient to satisfy its capital requirements through at least December 31, 2001. The Company's belief is based on its operating plan which in turn is based on assumptions, which may prove to be incorrect. As a result, the Company's financial resources may not be sufficient to satisfy its capital requirements for this period. If the Company's financial resources are insufficient and, in any case, after December 31, 2001, the Company may require additional financing in order to meet its plans for expansion or may be forced to seek protection from its creditors under the United States Bankruptcy Code or analogous state statutes unless it is able to engage in a merger or other corporate finance transaction with a better capitalized entity. The Company cannot predict whether additional financing will be available, its form, whether equity or debt, or be in another form, or if the Company will be successful in identifying entities with which it may consummate a merger or other corporate finance transaction.

Required Vote

         The approval of the holders of a majority of the shares of Common Stock present in person or by proxy at the Meeting for this purpose is required. The shares of holders who abstain will be counted in the determination and therefore will have the same effect as a vote against. Shares held in nominee names as to which the broker does not vote on the proposal will not be counted in determining the shares present in person or by proxy as to this proposal.

         THE BOARD OF DIRECTORS RECOMMENDS THE STOCKHOLDERS VOTE FOR THE
PROPOSAL.

                                  OTHER MATTERS

         The Company is unaware of any matters, other than that mentioned above, which will be brought before the Meeting for action. However, if any other matters properly come before the Meeting, it is the intention of the persons named in the accompanying form of proxy to vote such proxy in accordance with their judgment on such matters.

         It is important that your proxy be returned promptly no matter how small or large your holding may be. Stockholders who do not expect to attend in person are urged to execute and return the enclosed form of proxy.

October 24, 2001

                                         /s/ Charles W. Fritz
                                         -----------------------------------
                                         Charles W. Fritz, Chairman and Chief
                                         Executive Officer

                           NEOMEDIA TECHNOLOGIES, INC.
                               2201 Second Street
                                   Suite 600
                           Fort Myers, Florida 33901
                    PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                         To be Held on November 26, 2001
                This Proxy is Solicited by the Board of Directors

   The undersigned hereby constitutes and appoints Chas Fritz and William Fritz and each of them, acting individually, as attorney and proxy of the undersigned with full power of substitution, for and in the name of the undersigned to attend the Special Meeting of Stockholders of Neomedia Technologies, Inc. (the "Company") to be held at the offices of the Company located at 2201 Second Street, Suite 600, Fort Myers, Florida 33901, on November 26, 2001 at 8:00 a.m., and any and all adjournments or postponements thereof and thereat to vote all the shares of Common Stock of the Company held by the undersigned which the undersigned would be entitled to vote, if personally present with respect to the following matters described on the reverse side of this proxy card. This proxy is being solicited by the Board of Directors of the Company.

1. To approve an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of the Company's Common Stock, $.01 par value per share, from 50,000,000 to 100,000,000 and to increase the number of shares of the Company's Preferred Stock, par value $.01 per share,
    from 10,000,000 to 25,000,000.               |_| FOR |_| AGAINST |_| ABSTAIN

2. To approve the issuance and sale in transactions exempt from the registration requirements of the Securities Act of 1933, as amended, of an aggregate of 19,000,000 shares of the Company's Common Stock, par value $0.01 per share, of the Company to a number of individuals who qualify as "accredited investors," as defined in Regulation D under such Act, in exchange for limited recourse promissory notes in the amount of $0.08 per share (accruing interest at a pre-default rate of 6% per annum, maturing three months from the date of issuance, with cancellation of the shares purchased thereby as the Company's sole remedy), and to approve the issuance and sale on such basis of up to 10,000,000 additional shares of the Company's Common Stock, par value $.01 per share, within six months of the date of the Special Meeting of Stockholders. |_| FOR |_| AGAINST |_| ABSTAIN

                                                   (Please sign on reverse side)

3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THE SHARES WILL BE VOTED "FOR" PROPOSALS ONE AND TWO. SUCH PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS, OR POSTPONEMENTS THEREOF.

    THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT OF THE COMPANY.

                                        DATED: ___________________________, 2001


                                        ----------------------------------------
                                               Signature of Stockholder

                                        ----------------------------------------
                                               Signature of Stockholder

                                        Please sign your name exactly as it
                                        appears on your stock certificate. When
                                        signing as attorney-in-fact, executor,
                                        administrator, trustee or guardian,
                                        please add your title as such. When
                                        signing as joint tenants, all parties in the joint tenancy must sign. If signer is a corporation, please sign in full corporate name by duly authorized officer or officers and affix the corporate seal.

       PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.